Exhibit (d)(100)

FORM OF

INSTRUMENT OF ASSIGNMENT

This Instrument of Assignment (“Instrument”) is made this April 1, 2014, by Massachusetts Mutual Life Insurance Company (“MassMutual”) and MML Advisers, LLC (“MML Advisers”).

WHEREAS, MassMutual serves as the investment adviser of each of the investment companies listed on Exhibit A to this Assignment (each, a “Trust” and collectively, the “Trusts”) pursuant to the Investment Management Agreements between MassMutual and each Trust set forth on Exhibit B hereto (the “Investment Management Agreements”);

WHEREAS, MassMutual has entered into agreements with various service providers with respect to the Trusts pursuant to the agreements set forth on Exhibit C hereto (together with the Investment Management Agreements, the “Agreements”); and

WHEREAS, MassMutual has obtained all consents required under the Agreements in order to assign all of its rights and obligations and under such Agreements to MML Advisers;

WHEREAS, MassMutual desires to assign all of its rights and obligations under the Agreements to MML Advisers, and MML Advisers desires to assume all of MassMutual’s rights and obligations under the Agreements, subject to the terms and conditions of this Instrument;

NOW, THEREFORE, the parties are entering into this Instrument to give effect to the foregoing, as follows:

1. Assignment. MassMutual hereby assigns and transfers to MML Advisers all rights, title, interest, obligations and liabilities of MassMutual under the Agreements, whether now existing or herein after arising. MassMutual hereby affirms and agrees that, from and after this Instrument, it shall have no rights under the Agreements.

2. Acceptance, Etc. MML Advisers hereby accepts the assignment specified in Section 1 hereof and assumes and agrees to perform and be bound by any and all of the conditions, covenants and obligations of MassMutual pursuant to the Agreements; provided however, that any liabilities incurred or arising on or before the Instrument shall remain the liabilities of MassMutual.

3. Reasonable Efforts. Subject to the terms and conditions of this Instrument, MassMutual and MML Advisers shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations or otherwise to fulfill its obligations hereunder. MassMutual, on the one hand, and MML Advisers, on the other hand, shall coordinate and cooperate with the other in exchanging information and reasonable assistance as may be requested to effectuate the assignment and assumption contemplated herein.

4. Consent of the Trusts. Each Trust, on behalf of its respective series, hereby (i) consents and agrees to the assignment and assumption for all purposes, and (ii) acknowledges that, from and after the Instrument, the Trust shall look solely to MML Advisers with respect to performance of duties under the Investment Management Agreements.

6. Effect of Assignment. Except as expressly or by necessary implication modified or amended herein, each of the Agreements shall remain in full force and effect.

This agreement may be executed in multiple counterparts and all counterparts so executed will constitute one and the same agreement binding on all of the parties.

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IN WITNESS WHEREOF, each of the parties has caused this Instrument to be executed in its name and on its behalf by its duly authorized officer as of the Effective Date.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:

Name:
Title:

MML ADVISERS, LLC

By:

Name:
Title:

Consented and Agreed To:

MASSMUTUAL SELECT FUNDS

MASSMUTUAL PREMIER FUNDS

MML SERIES INVESTMENT FUND

MML SERIES INVESTMENT FUND II

By:

Name:
Title:

EXHIBIT A

Fund Name

MassMutual Select Funds, on behalf of [names of individual series to be inserted here]

MassMutual Premier Funds, on behalf of

MassMutual Premier Money Market Fund

MassMutual Premier Short-Duration Bond Fund

MassMutual Premier Inflation-Protected and Income Fund

MassMutual Premier Core Bond Fund

MassMutual Premier Diversified Bond Fund

MassMutual Premier High Yield Fund

MassMutual Premier Balanced Fund

MassMutual Barings Dynamic Allocation Fund

MassMutual Premier Value Fund

MassMutual Premier Disciplined Value Fund

MassMutual Premier Main Street Fund

MassMutual Premier Capital Appreciation Fund

MassMutual Premier Disciplined Growth Fund

MassMutual Premier Small Cap Opportunities Fund

MassMutual Premier Global Fund

MassMutual Premier International Equity Fund

MassMutual Premier Focused International Fund

MassMutual Premier Strategic Emerging Markets Fund

MML Series Investment Fund, on behalf of [names of individual series to be inserted here]

MML Series Investment Fund II, on behalf of [names of individual series to be inserted here]

EXHIBIT B

List of Investment Management Agreements to be assigned.

MassMutual Select Funds [names of agreements to be inserted here]

MassMutual Premier Funds (the “Trust”)

Amended and Restated Investment Management Agreement between the Trust and Massachusetts Mutual Life Insurance Company (“MassMutual”) relating to the MassMutual Premier Money Market Fund dated as of November 21, 2011

Amended and Restated Investment Management Agreement between the Trust and MassMutual relating to the MassMutual Premier Short-Duration Bond Fund dated as of November 21, 2011, as amended

Amended and Restated Investment Management Agreement between the Trust and MassMutual relating to the MassMutual Premier Inflation-Protected and Income Fund dated as of November 21, 2011, as amended

Amended and Restated Investment Management Agreement between the Trust and MassMutual relating to the MassMutual Premier Core Bond Fund dated as of November 21, 2011, as amended

Amended and Restated Investment Management Agreement between the Trust and MassMutual relating to the MassMutual Premier Diversified Bond Fund dated as of November 21, 2011, as amended

Amended and Restated Investment Management Agreement between the Trust and MassMutual relating to the MassMutual Premier High Yield Fund dated as of November 21, 2011, as amended

Amended and Restated Investment Management Agreement between the Trust and MassMutual relating to the MassMutual Premier Balanced Fund dated as of November 21, 2011, as amended

Investment Management Agreement between the Trust and MassMutual relating to the MassMutual Barings Dynamic Allocation Fund dated as of November 14, 2011

Amended and Restated Investment Management Agreement between the Trust and MassMutual relating to the MassMutual Premier Value Fund dated as of November 21, 2011, as amended

Amended and Restated Investment Management Agreement between the Trust and MassMutual relating to the MassMutual Premier Disciplined Value Fund dated as of November 21, 2011, as amended

Amended and Restated Investment Management Agreement between the Trust and MassMutual relating to the MassMutual Premier Main Street Fund dated as of November 21, 2011, as amended

Amended and Restated Investment Management Agreement between the Trust and MassMutual relating to the MassMutual Premier Capital Appreciation Fund dated as of November 21, 2011, as amended

Amended and Restated Investment Management Agreement between the Trust and MassMutual relating to the MassMutual Premier Disciplined Growth Fund dated as of November 21, 2011, as amended

Amended and Restated Investment Management Agreement between the Trust and MassMutual relating to the MassMutual Premier Small/Mid Cap Opportunities Fund (now known as the MassMutual Premier Small Cap Opportunities Fund) dated as of November 21, 2011, as amended

Amended and Restated Investment Management Agreement between the Trust and MassMutual relating to the MassMutual Premier Global Fund dated as of November 21, 2011, as amended

Amended and Restated Investment Management Agreement between the Trust and MassMutual relating to the MassMutual Premier International Equity Fund dated as of November 21, 2011, as amended

Amended and Restated Investment Management Agreement between the Trust and MassMutual relating to the MassMutual Premier Focused International Fund dated as of November 21, 2011, as amended

Amended and Restated Investment Management Agreement between the Trust and MassMutual relating to the MassMutual Premier Strategic Emerging Markets Fund dated as of November 21, 2011, as amended

MML Series Investment Fund [names of agreements to be inserted here]

MML Series Investment Fund II [names of agreements to be inserted here]

EXHIBIT C

List of agreements, other than Investment Management Agreements, to be assigned.

MassMutual Select Funds [names of agreements to be inserted here]

MassMutual Premier Funds

Investment Subadvisory Agreement between Massachusetts Mutual Life Insurance Company (“MassMutual”) and Babson Capital Management LLC (“Babson Capital”) relating to the MassMutual Premier Money Market Fund dated as of October 29, 2004, as amended

Investment Subadvisory Agreement between MassMutual and Babson Capital relating to the MassMutual Premier Short-Duration Bond Fund dated as of October 29, 2004, as amended

Investment Subadvisory Agreement between MassMutual and Babson Capital relating to the MassMutual Premier Inflation-Protected Bond Fund (now known as the MassMutual Premier Inflation-Protected and Income Fund) dated as of October 29, 2004, as amended

Investment Subadvisory Agreement between MassMutual and Babson Capital relating to the MassMutual Premier Core Bond Fund dated as of October 29, 2004, as amended

Investment Subadvisory Agreement between MassMutual and Babson Capital relating to the MassMutual Premier Diversified Bond Fund dated as of October 29, 2004, as amended

Investment Subadvisory Agreement between MassMutual and Babson Capital relating to the MassMutual Premier High Yield Fund dated as of October 29, 2004, as amended

Investment Subadvisory Agreement between MassMutual and Babson Capital relating to the MassMutual Premier Balanced Fund dated as of October 29, 2004, as amended

Investment Subadvisory Agreement between MassMutual and Baring International Investment Limited (“Baring”) relating to the MassMutual Barings Dynamic Allocation Fund dated as of November 14, 2011

Side Letter to Investment Subadvisory Agreement between MassMutual and Baring relating to the MassMutual Barings Dynamic Allocation Fund dated as of November 14, 2011

Investment Subadvisory Agreement between MassMutual and OFI Institutional Asset Management, Inc. (now known as OFI Global Institutional, Inc.) (“OFI Global”) relating to the MassMutual Premier Value Fund dated as of May 1, 2006, as amended

Investment Subadvisory Agreement between MassMutual and Babson Capital relating to the MassMutual Premier Enhanced Index Value Fund (now known as the MassMutual Premier Disciplined Value Fund) dated as of October 29, 2004, as amended

Investment Subadvisory Agreement between MassMutual and OFI Institutional (now known as OFI Global Institutional, Inc.) (“OFI Global”) relating to the MassMutual Premier Main Street Fund dated as of March 1, 2007, as amended

Investment Subadvisory Agreement between MassMutual and OppenheimerFunds, Inc. (“OFI”) relating to the MassMutual Premier Capital Appreciation Fund dated as of December 31, 2004, as amended

Investment Subadvisory Agreement between MassMutual and Babson Capital relating to the MassMutual Premier Enhanced Index Growth Fund (now known as the MassMutual Premier Disciplined Growth Fund) dated as of October 29, 2004, as amended

Investment Subadvisory Agreement between MassMutual and OFI Institutional (now known as OFI Global Institutional, Inc.) (“OFI Global”) relating to the MassMutual Premier Small Company Opportunities Fund (now known as the MassMutual Premier Small Cap Opportunities Fund) dated as of May 1, 2006, as amended

Investment Subadvisory Agreement between MassMutual and OFI relating to the MassMutual Premier Global Fund dated as of December 31, 2004, as amended

Investment Subadvisory Agreement between MassMutual and OFI Institutional (now known as OFI Global Institutional, Inc.) (“OFI Global”) relating to the MassMutual Premier International Equity Fund dated as of March 1, 2007, as amended

Investment Subadvisory Agreement between MassMutual and Baring relating to the MassMutual Premier Focused International Fund dated as of December 1, 2005, as amended

Investment Subadvisory Agreement between MassMutual and OFI Global relating to the MassMutual Premier Strategic Emerging Markets Fund dated as of October 1, 2013

MML Series Investment Fund [names of agreements to be inserted here]

MML Series Investment Fund II [names of agreements to be inserted here]